INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp Inc. Announces First Quarter 2024 Results
INDIANA, Pa., - April 18, 2024 – S&T Bancorp Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $31.2 million, or $0.81 per diluted share, for the first quarter of 2024 compared to net income of $37.0 million, or $0.96 per diluted share, for the fourth quarter of 2023 and net income of $39.8 million, or $1.02 per diluted share, for the first quarter of 2023.
First Quarter of 2024 Highlights:
•Solid return metrics with return on average assets (ROA) of 1.32%, return on average equity (ROE) of 9.74% and return on average tangible equity (ROTE) (non-GAAP) of 13.85% compared to ROA of 1.55%, ROE of 11.79% and ROTE (non-GAAP) of 17.00% for the fourth quarter of 2023.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) was 1.76% compared to 1.97% for the fourth quarter of 2023.
•Net interest margin (NIM) (FTE) (non-GAAP) remains strong at 3.84% compared to 3.92% in the fourth quarter of 2023.
•Total deposits increased $78.6 million to $7.6 billion at March 31, 2024 compared to $7.5 billion at December 31, 2023, representing the third consecutive quarter of deposit growth.
•Nonperforming assets remain low at $33.3 million, or 0.44% of total loans plus other real estate owned, or OREO, compared to $23.0 million, or 0.30% of total loans plus OREO, at December 31, 2023.
“I am very pleased that we had a solid start to the year with excellent return metrics,” said Chief Executive Officer Chris McComish. “Our team continues to execute on strategies that have driven our strong results and deposit growth. The deep customer relationships built by our dedicated teams are at the core of our success. And for a second year in a row, we were named to the 2024 Forbes list of America’s Best Midsize Employers, based on survey feedback from our highly engaged employees. I am confident that our people-forward approach will continue to show positive results.”
Net Interest Income
Net interest income was $83.5 million for the first quarter of 2024 compared to $85.1 million for the fourth quarter of 2023. The decrease of $1.6 million in net interest income was driven by higher funding costs, partially offset by higher yields on interest-earning assets. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) remains strong at 3.84% compared to 3.92% in the prior quarter. The yield on total average loans increased 6 basis points to 6.25% compared to 6.19% in the fourth quarter of 2023. Average loan balances increased $103.4 million to $7.7 billion compared to $7.6 billion in the fourth quarter of 2023. Total interest-bearing deposit costs increased 24 basis points to 2.77% compared to 2.53% in the fourth quarter of 2023. Higher interest-bearing deposit costs primarily related to
- more -

S&T Earnings Release - 2

growth in higher costing deposit products combined with a continued shift in the mix of deposits. Average money market balances increased $76.7 million and average CD balances increased $105.8 million compared to the fourth quarter of 2023. Average borrowings decreased $26.9 million to $496.9 million compared to $523.8 million in the fourth quarter of 2023 due to higher average deposit balances.
Asset Quality
The allowance for credit losses was $104.8 million, or 1.37% of total portfolio loans, as of March 31, 2024, compared to $108.0 million, or 1.41%, at December 31, 2023. The provision for credit losses was $2.6 million for the first quarter of 2024 compared to $0.9 million in the fourth quarter of 2023. The increase in the provision for credit losses primarily related to higher net charge-offs offset by a lower level of required reserve compared to the fourth quarter of 2023. Net loan charge-offs were $6.6 million for the first quarter of 2024 compared to net loan charge-offs of $3.6 million in the fourth quarter of 2023. Nonperforming assets to total loans plus OREO remained low at 0.44% as of March 31, 2024 compared to 0.30% at December 31, 2023.
Noninterest Income and Expense
Noninterest income decreased $5.3 million to $12.8 million in the first quarter of 2024 compared to $18.1 million in the fourth quarter of 2023. The decrease is primarily due to a return to more normal levels of noninterest income in the first quarter of 2024 after experiencing unusual items in the fourth quarter of 2023 including a gain on OREO of $3.3 million and valuation adjustments on our commercial loan swaps of $0.3 million and on a nonqualified benefit plan of $0.8 million. Customer activity was also seasonally slower in the first quarter of 2024 resulting in lower debit card fees and service charges. Noninterest expense decreased $1.7 million to $54.5 million compared to $56.2 million in the fourth quarter of 2023. The decrease was primarily due to lower salaries and employee benefits of $1.4 million mainly related to a decrease in medical expense compared to the fourth quarter of 2023.
Financial Condition
Total assets were $9.5 billion at March 31, 2024 compared to $9.6 billion at December 31, 2023. Total portfolio loans remained unchanged at $7.7 billion compared to December 31, 2023. The consumer loan portfolio increased $40.8 million with growth in residential mortgages of $39.4 million compared to December 31, 2023. The commercial loan portfolio decreased $38.1 million primarily due to a decline in commercial and industrial of $45.0 million compared to December 31, 2023. Total deposits increased $78.6 million , or 4.2% annualized, compared to December 31, 2023. CDs increased $162.8 million compared to December 31, 2023 due to the replacement of $101.0 million of brokered money market funds with a like amount of brokered CDs and customers shifting from other deposit types. Total borrowings decreased $130.1 million to $373.5 million compared to $503.6 million at December 31, 2023 primarily related to deposit growth.
S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
Conference Call
S&T will host its first quarter 2024 earnings conference call live via webcast at 1:00 p.m. ET on Thursday, April 18, 2024. To access the webcast, go to S&T Bancorp Inc.’s investor Relations webpage stbancorp.com. After the live presentation, the webcast will be archived at stbancorp.com for 12 months.
- more -

S&T Earnings Release - 3

About S&T Bancorp Inc. and S&T Bank
S&T Bancorp Inc. is a $9.5 billion bank holding company that is headquartered in Indiana, Pennsylvania, and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania and Ohio. S&T Bank was named by Forbes as a 2023 Best-in-State Bank. For more information, visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
Forward-Looking Statements
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; any remaining uncertainties with the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its
- more -

S&T Earnings Release - 4

carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. See Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures for more information related to these financial measures.
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2024	2023	2023
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$118,577	$117,443	$102,724
Investment Securities:
Taxable	8,595	8,491	7,457
Tax-exempt	193	210	214
Dividends	389	562	508
Total Interest and Dividend Income	127,754	126,706	110,903

INTEREST EXPENSE
Deposits	36,662	32,921	14,903
Borrowings, junior subordinated debt securities and other	7,615	8,676	7,209
Total Interest Expense	44,277	41,597	22,112

NET INTEREST INCOME	83,477	85,109	88,791
Provision for credit losses	2,627	943	922
Net Interest Income After Provision for Credit Losses	80,850	84,166	87,869

NONINTEREST INCOME
Net gain on sale of securities	3	—	—
Debit and credit card	4,235	4,540	4,373
Service charges on deposit accounts	3,828	4,129	4,076
Wealth management	3,042	3,050	2,948
Mortgage banking	277	280	301
Other	1,445	6,062	1,492
Total Noninterest Income	12,830	18,061	13,190

NONINTEREST EXPENSE
Salaries and employee benefits	29,512	30,949	27,601
Data processing and information technology	4,954	4,523	4,258
Occupancy	3,870	3,598	3,835
Furniture, equipment and software	3,472	3,734	2,861
Marketing	1,943	1,435	1,853
Other taxes	1,871	1,870	1,790
Professional services and legal	1,720	1,968	1,821
FDIC insurance	1,049	1,049	1,012
Other noninterest expense	6,129	7,077	6,668
Total Noninterest Expense	54,520	56,203	51,699
Income Before Taxes	39,160	46,024	49,360
Income tax expense	7,921	8,977	9,561
Net Income	$31,239	$37,047	$39,799

Per Share Data
Shares outstanding at end of period	38,233,280	38,232,806	38,998,156
Average shares outstanding - diluted	38,418,085	38,379,493	39,032,062
Diluted earnings per share	$0.81	$0.96	$1.02
Dividends declared per share	$0.33	$0.33	$0.32
Dividend yield (annualized)	4.11%	3.95%	4.07%
Dividends paid to net income	40.39%	34.04%	31.10%
Book value	$33.87	$33.57	$31.48
Tangible book value (1)	$24.03	$23.72	$21.81
Market value	$32.08	$33.42	$31.45

Profitability Ratios (Annualized)
Return on average assets	1.32%	1.55%	1.77%
Return on average shareholders' equity	9.74%	11.79%	13.38%
Return on average tangible shareholders' equity(2)	13.85%	17.00%	19.61%
Pre-provision net revenue / average assets(3)	1.76%	1.97%	2.23%
Efficiency ratio (FTE)(4)	56.21%	54.12%	50.42%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	2024	2023	2023
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks	$207,462	$233,612	$244,152
Securities available for sale, at fair value	970,728	970,391	998,708
Loans held for sale	—	153	81
Commercial loans:
Commercial real estate	3,367,722	3,357,603	3,145,079
Commercial and industrial	1,597,119	1,642,106	1,709,612
Commercial construction	360,086	363,284	393,658
Total Commercial Loans	5,324,927	5,362,993	5,248,349
Consumer loans:
Residential mortgage	1,500,499	1,461,097	1,189,220
Home equity	645,780	650,666	649,590
Installment and other consumer	108,232	114,897	119,843
Consumer construction	76,596	63,688	44,062
Total Consumer Loans	2,331,107	2,290,348	2,002,715
Total Portfolio Loans	7,656,034	7,653,341	7,251,064
Allowance for credit losses	(104,802)	(107,966)	(108,113)
Total Portfolio Loans, Net	7,551,232	7,545,375	7,142,951
Federal Home Loan Bank and other restricted stock, at cost	13,703	25,082	30,262
Goodwill	373,424	373,424	373,424
Other assets	422,554	403,489	403,864
Total Assets	$9,539,103	$9,551,526	$9,193,442

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,188,927	$2,221,942	$2,468,638
Interest-bearing demand	848,729	825,787	841,130
Money market	1,882,157	1,941,842	1,599,814
Savings	936,056	950,546	1,068,274
Certificates of deposit	1,744,478	1,581,652	1,175,238
Total Deposits	7,600,347	7,521,769	7,153,094

Borrowings:
Short-term borrowings	285,000	415,000	495,000
Long-term borrowings	39,156	39,277	14,628
Junior subordinated debt securities	49,373	49,358	54,468
Total Borrowings	373,529	503,635	564,096
Other liabilities	270,153	242,677	248,457
Total Liabilities	8,244,029	8,268,081	7,965,647

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	1,295,074	1,283,445	1,227,795
Total Liabilities and Shareholders’ Equity	$9,539,103	$9,551,526	$9,193,442

Capitalization Ratios
Shareholders' equity / assets	13.58%	13.44%	13.36%
Tangible common equity / tangible assets(5)	10.03%	9.88%	9.65%
Tier 1 leverage ratio	11.30%	11.21%	11.15%
Common equity tier 1 capital	13.59%	13.37%	13.10%
Risk-based capital - tier 1	13.91%	13.69%	13.50%
Risk-based capital - total	15.49%	15.27%	15.09%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2024		2023		2023
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$144,637	5.75%	$149,985	5.92%	$140,499	4.22%
Securities, at fair value	966,703	2.81%	956,107	2.75%	1,000,609	2.51%
Loans held for sale	176	7.12%	57	7.25%	126	6.39%
Commercial real estate	3,365,142	5.92%	3,312,509	5.86%	3,132,382	5.45%
Commercial and industrial	1,626,633	7.36%	1,621,091	7.29%	1,711,113	6.76%
Commercial construction	365,088	7.70%	381,294	7.55%	388,795	7.23%
Total Commercial Loans	5,356,863	6.48%	5,314,894	6.42%	5,232,290	6.01%
Residential mortgage	1,478,609	4.93%	1,417,891	4.81%	1,144,821	4.43%
Home equity	648,265	6.99%	650,721	6.94%	650,385	6.28%
Installment and other consumer	110,899	8.64%	114,720	9.15%	122,873	7.80%
Consumer construction	69,676	5.60%	62,850	5.22%	45,870	4.67%
Total Consumer Loans	2,307,449	5.71%	2,246,182	5.66%	1,963,949	5.26%
Total Portfolio Loans	7,664,312	6.25%	7,561,076	6.19%	7,196,239	5.81%
Total Loans	7,664,488	6.25%	7,561,133	6.19%	7,196,365	5.81%
Total other earning assets	25,335	7.12%	37,502	7.23%	34,720	6.71%
Total Interest-earning Assets	8,801,163	5.86%	8,704,727	5.81%	8,372,193	5.39%
Noninterest-earning assets	737,742		768,942		754,677
Total Assets	$9,538,905		$9,473,669		$9,126,870

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$829,095	1.12%	$836,771	1.03%	$824,623	0.33%
Money market	1,920,009	3.15%	1,843,338	2.98%	1,670,988	1.88%
Savings	939,467	0.63%	957,903	0.57%	1,090,137	0.30%
Certificates of deposit	1,639,059	4.37%	1,533,266	4.02%	1,052,460	2.19%
Total Interest-bearing Deposits	5,327,630	2.77%	5,171,278	2.53%	4,638,208	1.30%
Short-term borrowings	408,351	5.37%	435,060	5.75%	451,668	4.93%
Long-term borrowings	39,221	4.53%	39,341	4.53%	14,689	2.71%
Junior subordinated debt securities	49,364	8.23%	49,350	8.25%	54,458	7.50%
Total Borrowings	496,936	5.59%	523,751	5.90%	520,815	5.13%
Total Other Interest-bearing Liabilities	52,239	5.42%	65,547	5.40%	54,669	4.58%
Total Interest-bearing Liabilities	5,876,805	3.03%	5,760,576	2.86%	5,213,692	1.72%
Noninterest-bearing liabilities	2,371,586		2,466,063		2,706,820
Shareholders' equity	1,290,514		1,247,030		1,206,358
Total Liabilities and Shareholders' Equity	$9,538,905		$9,473,669		$9,126,870

Net Interest Margin(6)		3.84%		3.92%		4.32%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2024		2023		2023
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonaccrual Loans
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$18,082	0.54%	$7,267	0.22%	$7,931	0.25%
Commercial and industrial	3,092	0.19%	3,244	0.20%	9,348	0.55%
Commercial construction	4,960	1.38%	4,960	1.37%	384	0.10%
Total Nonaccrual Commercial Loans	26,134	0.49%	15,471	0.29%	17,663	0.34%
Consumer loans:
Residential mortgage	4,160	0.28%	4,579	0.31%	4,749	0.40%
Home equity	2,709	0.42%	2,567	0.39%	1,915	0.29%
Installment and other consumer	206	0.19%	330	0.29%	317	0.26%
Total Nonaccrual Consumer Loans	7,075	0.30%	7,476	0.33%	6,981	0.35%
Total Nonaccrual Loans	$33,209	0.43%	$22,947	0.30%	$24,644	0.34%

	2024	2023	2023
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$6,939	$3,880	$4,459
Recoveries	(350)	(260)	(9,574)
Net Loan Charge-offs (Recoveries)	$6,589	$3,620	($5,115)

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$—	$—	($9,329)
Commercial real estate	$5,238	$1,690	($25)
Commercial and industrial	950	949	3,948
Commercial construction	—	451	(2)
Total Commercial Loan Charge-offs (Recoveries)	6,188	3,090	(5,408)
Consumer loans:
Residential mortgage	7	(3)	9
Home equity	105	148	31
Installment and other consumer	289	385	253
Total Consumer Loan Charge-offs	401	530	293
Total Net Loan Charge-offs (Recoveries)	$6,589	$3,620	($5,115)

	2024	2023	2023
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual loans	$33,209	$22,947	$24,644
OREO	140	75	3,076
Total nonperforming assets	33,349	23,022	27,720
Nonaccrual loans / total loans	0.43%	0.30%	0.34%
Nonperforming assets / total loans plus OREO	0.44%	0.30%	0.38%
Allowance for credit losses / total portfolio loans	1.37%	1.41%	1.49%
Allowance for credit losses / nonaccrual loans	316%	471%	439%
Net loan charge-offs (recoveries)	$6,589	$3,620	($5,115)
Net loan charge-offs (recoveries) (annualized) / average loans	0.35%	0.19%	(0.29%)
- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2024	2023	2023
	First	Fourth	First
(dollars and shares in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,295,074	$1,283,445	$1,227,795
Less: goodwill and other intangible assets, net of deferred tax liability	(376,396)	(376,631)	(377,405)
Tangible common equity (non-GAAP)	$918,678	$906,814	$850,390
Common shares outstanding	38,233	38,233	38,998
Tangible book value (non-GAAP)	$24.03	$23.72	$21.81
Tangible book value is a preferred industry metric used to measure our company's value and commonly used by investors and analysts.

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$125,643	$146,980	$161,407
Plus: amortization of intangibles (annualized), net of tax	944	1,003	1,085
Net income before amortization of intangibles (annualized)	$126,587	$147,983	$162,492

Average total shareholders' equity	$1,290,514	$1,247,030	$1,206,358
Less: average goodwill and other intangible assets, net of deferred tax liability	(376,518)	(376,761)	(377,576)
Average tangible equity (non-GAAP)	$913,996	$870,269	$828,782
Return on average tangible shareholders' equity (non-GAAP)	13.85%	17.00%	19.61%
Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

(3) Pre-provision Net Revenue / Average Assets (non-GAAP)
Income before taxes	$39,160	$46,024	$49,360
Plus: Provision for credit losses	2,627	943	922
Total	$41,787	$46,967	$50,282
Total (annualized) (non-GAAP)	$168,066	$186,336	$203,921
Average assets	$9,538,905	$9,473,669	$9,126,870
Pre-provision Net Revenue / Average Assets (non-GAAP)	1.76%	1.97%	2.23%
Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$54,520	$56,203	$51,699

Net interest income per consolidated statements of net income	$83,477	$85,109	$88,791
Plus: taxable equivalent adjustment	692	683	555
Net interest income (FTE) (non-GAAP)	84,169	85,792	89,346
Noninterest income	12,830	18,061	13,190
Less: net gains on sale of securities	(3)	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$96,996	$103,853	$102,536
Efficiency ratio (non-GAAP)	56.21%	54.12%	50.42%
The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2024	2023	2023
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
(5) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,295,074	$1,283,445	$1,227,795
Less: goodwill and other intangible assets, net of deferred tax liability	(376,396)	(376,631)	(377,405)
Tangible common equity (non-GAAP)	$918,678	$906,814	$850,390

Total assets	$9,539,103	$9,551,526	$9,193,442
Less: goodwill and other intangible assets, net of deferred tax liability	(376,396)	(376,631)	(377,405)
Tangible assets (non-GAAP)	$9,162,707	$9,174,895	$8,816,037
Tangible common equity to tangible assets (non-GAAP)	10.03%	9.88%	9.65%
Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

(6) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$127,754	$126,706	$110,903
Less: interest expense	(44,277)	(41,597)	(22,112)
Net interest income per consolidated statements of net income	83,477	85,109	88,791
Plus: taxable equivalent adjustment	692	683	555
Net interest income (FTE) (non-GAAP)	$84,169	$85,792	$89,346
Net interest income (FTE) (annualized)	$338,526	$340,370	$362,348
Average interest-earning assets	$8,801,163	$8,704,727	$8,372,193
Net interest margin (FTE) (non-GAAP)	3.84%	3.92%	4.32%
The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

###